UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2014

FEDERAL HOME LOAN BANK OF SEATTLE
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51406	91-0852005
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Fourth Avenue, Suite 2600
Seattle, WA  98154
(Address of principal executive offices, including zip code)

206.340.2300
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.    Material Modification to Rights of Security Holders

     On December 10, 2014, the Federal Housing Finance Agency (the "FHFA") approved an amendment to the capital plan, as amended (the "Capital Plan"), of the Federal Home Loan Bank of Seattle (the "Seattle Bank") as proposed to the FHFA by the Board of Directors of the Seattle Bank (the "Board"). The Board approved the amendment in preparation for the proposed merger with the Federal Home Loan Bank of Des Moines in accordance with the Agreement and Plan of Merger furnished in the Form 8-K that was filed on September 25, 2014.
The amendment revises the Capital Plan to provide that, in the event the Seattle Bank is merged or consolidated into another Federal Home Loan Bank, the rights of holders of the Seattle Bank's stock will be governed by the applicable definitive merger agreement and any terms established or approved by the FHFA.
The foregoing description of the Capital Plan is qualified in its entirety by reference to the copy of the Capital Plan included herein as Exhibit 4.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
(d)    Exhibits
Exhibit 4.1 below is deemed "filed" and not "furnished" under the Securities Exchange Act of 1939, as amended.

Exhibit No.	Description
4.1
Capital Plan of the Federal Home Loan Bank of Seattle, adopted March 5, 2002, as amended on November 22, 2002, December 8, 2004, March 9, 2005, June 8, 2005, October 11, 2006, February 20, 2008, March 6, 2009, September 5, 2011, November 5, 2012, and December 10, 2014

Signature(s)

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Seattle

Date: December 11, 2014	By: /s/ Michael L. Wilson
Michael L. Wilson President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
4.1
Capital Plan of the Federal Home Loan Bank of Seattle, adopted March 5, 2002, as amended on November 22, 2002, December 8, 2004, March 9, 2005, June 8, 2005, October 11, 2006, February 20, 2008, March 6, 2009, September 5, 2011, November 5, 2012, and December 10, 2014